                      SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.

                                  FORM 8-K/A

                                AMENDMENT NO. 2

                             TO CURRENT REPORT 8-K

                            FILED OCTOBER 15, 1996


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                           PATTERSON DENTAL COMPANY
            (Exact name of registrant as specified in its charter)


       Minnesota                      0-20572                   41-0886515
       ---------                      -------                   ----------
(State or other jurisdiction    (Commission File No.)      (IRS Employer ID No.)
of incorporation)



             1031 Mendota Heights Road, St. Paul, Minnesota 55120
             ----------------------------------------------------
                   (Address of principal executive offices)

                                (612) 686-1600
                                --------------
             (Registrant's telephone number, including area code)

The undersigned hereby amends the following items of its Form 8-K Report filed October 15, 1996 as set forth on the pages attached hereto:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial statements of business acquired.

         Financial statements required to be filed pursuant to Item 7 of Form 8-K for Colwell (An operating division of Deluxe Corporation)/1/

         (b)  Pro forma financial information.

         Pro forma financial information required to be filed pursuant to Item 7 of Form 8-K reflecting the acquisition of Colwell (An operating division of Deluxe Corporation)

         (c)   Exhibits

         23(a)  Consent of Deloitte & Touche LLP

-------------------------
/1/ The financial statements for Colwell present the net assets acquired and revenues and direct operating expenses of Colwell, an operating division of Deluxe Corporation, and are not intended to be a complete presentation of Colwell's financial position and results of operations.

                                    COLWELL
                 (AN OPERATING DIVISION OF DELUXE CORPORATION)

                              FINANCIAL STATEMENTS

                               Table of Contents

                                                         Page
                                                         ----

     Independent Auditors' Report                           4

     Statements of Net Assets Acquired as of
     December 31, 1995 and 1994                             5

     Statements of Revenues and Direct
     Operating Expenses for the
     Years ended December 31, 1995 and 1994                 6

     Notes to Financial Statements                          7

     Statements of Net Assets Acquired as of
     June 30, 1996 and 1995 (Unaudited)                    11

     Statements of Revenues and Direct
     Operating Expenses for the Six month
     periods ended June 30, 1996 and 1995 (Unaudited)      12

     Notes to Financial Statements                         13


INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Deluxe Corporation

We have audited the accompanying statements of net assets acquired of Colwell, an operating division of Deluxe Corporation (the Seller), as of December 31, 1995 and 1994 and the related statements of revenues and direct operating expenses for the years then ended. These financial statements are the responsibility of the Seller's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to present the net assets acquired and revenues and direct operating expenses of Colwell, an operating division of the Seller, pursuant to the Purchase Agreement described in Note 1, and are not intended to be a complete presentation of Colwell's financial position and results of operations.

In our opinion, the accompanying statements present fairly, in all material respects, the net assets acquired of Colwell as of December 31, 1995 and 1994 and its revenues and direct operating expenses for the years then ended pursuant to the Purchase Agreement described in Note 1, in accordance with generally accepted accounting principles.



/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
October 7, 1996

COLWELL
(AN OPERATING DIVISION OF DELUXE CORPORATION)

STATEMENTS OF NET ASSETS ACQUIRED
DECEMBER 31, 1995 AND 1994
--------------------------------------------------------------------------------

                                                                1995           1994
CURRENT ASSETS:
 Trade accounts receivable, less allowance for doubtful
    accounts of $126,000 and $123,000 in 1995 and 1994,
    respectively                                           $  6,565,356   $  5,760,604
 Inventory                                                    1,697,484      2,094,108
 Deferred advertising                                         1,128,542      1,253,750
 Prepaid expenses and other current assets                       32,810        164,709
                                                           ------------   ------------
    Total current assets                                      9,424,192      9,273,171

PROPERTY, PLANT, AND EQUIPMENT:
 Land                                                           227,368        227,368
 Buildings and improvements                                   5,802,970      5,773,856
 Machinery and equipment                                     10,862,575     10,568,014
                                                           ------------   ------------
                                                             16,892,913     16,569,238
 Less accumulated depreciation                              (11,129,755)   (10,176,370)
                                                           ------------   ------------
    Total property, plant, and equipment                      5,763,158      6,392,868

INTANGIBLES, net                                              6,268,000      7,342,000
                                                           ------------   ------------
    Total assets                                             21,455,350     23,008,039

CURRENT LIABILITIES ASSUMED                                  (1,500,000)    (1,500,000)
                                                           ------------   ------------

NET ASSETS ACQUIRED                                        $ 19,955,350   $ 21,508,039
                                                           ============   ============

  See notes to financial statements.

  COLWELL
  (AN OPERATING DIVISION OF DELUXE CORPORATION)

  STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
  YEARS ENDED DECEMBER 31, 1995 AND 1994
  ------------------------------------------------------------------

                                               1995          1994

  NET SALES                                 $56,079,040  $53,464,772

  DIRECT OPERATING EXPENSES:
   Cost of sales                             29,546,880   28,071,991
   Selling, general, and administrative      24,248,935   26,107,131
                                            -----------  -----------
         Total direct operating expenses     53,795,815   54,179,122
                                            -----------  -----------

  EXCESS OF REVENUES OVER (UNDER) DIRECT
   OPERATING EXPENSES                       $ 2,283,225  $  (714,350)
                                            ===========  ===========

  See notes to financial statements.

  COLWELL
  (AN OPERATING DIVISION OF DELUXE CORPORATION)

  NOTES TO FINANCIAL STATEMENTS
  YEARS ENDED DECEMBER 31, 1995 AND 1994
  ------------------------------------------------------------------------------

  1.  BASIS OF PRESENTATION

      Colwell, an operating division of Deluxe Corporation (the Seller), produces and sells insurance and billing forms, record-keeping and filing systems, reference materials, clinical supplies, and a variety of other products. The primary market segment is small health care providers, including medical, dental, and chiropractic offices.

      Basis of Presentation - The accompanying statements of net assets acquired and statements of revenues and direct operating expenses have been prepared pursuant to Section 11.03 of the Asset Purchase Agreement (the Purchase Agreement) between Patterson Dental Company (the Buyer) and the Seller dated September 12, 1996. Section 11.03 of the Purchase Agreement requires the Seller to prepare statements of net assets acquired as of December 31, 1995 and 1994 and statements of revenues and direct operating expenses for the years ended December 31, 1995 and 1994, determined in accordance with generally accepted accounting principles.

      The statements include all revenues and costs and expenses directly incurred by, or related to, Colwell, including depreciation and rental costs related to facilities used in the business and payroll-based employee benefits. Costs and expenses also include allocated charges for the corporate profit sharing and pension expense. The costs of administrative and marketing personnel and facilities in certain locations are shared with, and allocated among, other Deluxe Corporation business units. The statements do not reflect corporate income taxes or the cost of certain other corporate services provided, such as legal, treasury, certain information systems costs, tax planning, shareholder services, and financing. The various allocated costs and expenses, as described herein, are not necessarily indicative of the costs and expenses that would have resulted had Colwell been operated as a separate company.

  2.  SIGNIFICANT ACCOUNTING POLICIES

      Revenue Recognition - Substantially all revenues are recognized upon shipment of product to customers with appropriate provision for uncollectible accounts.

      Inventory - Inventory is included at the lower of cost, on the last-in, first-out (LIFO) method, or market. LIFO inventories at December 31, 1995 and 1994 were approximately $646,000 and $486,000, respectively, less than replacement cost. The cost of inventory includes material only, as the labor and overhead cost associated with processed inventory is deemed immaterial for capitalization by Colwell.

      Property, Plant, and Equipment - Property, plant, and equipment are stated at cost. Buildings with 40-year lives and machinery and equipment with lives of 5 to 11 years are generally depreciated using accelerated methods. Leasehold and building improvements are depreciated on a straight-line basis over the estimated useful life of the property or the life of the lease, whichever is shorter.

      Intangibles - Intangibles include a customer data file which the Seller purchased in 1985 when it acquired Colwell. The intangible is shown in the statements of net assets acquired, net of amortization determined on the straight-line basis. The amortization period is 15 years. Intangibles are as follows at December 31:

                                           1995          1994

      Cost                             $16,125,000   $16,125,000
      Less accumulated amortization     (9,857,000)   (8,783,000)
                                       -----------   -----------
      Intangibles, net                 $ 6,268,000   $ 7,342,000
                                       ===========   ===========

      Impairment of Long-Lived Assets - Effective January 1, 1995, Colwell adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Colwell evaluates the recoverability of long-lived assets by measuring the unamortized balance of the long-lived assets against estimated future cash flows. At the time such evaluations indicate that undiscounted estimated future cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets will be adjusted to their fair value. Based on current evaluations, there were no adjustments to the carrying value of long-lived assets in 1995.

      Deferred Advertising - In accordance with the provisions of American Institute of Certified Public Accountants' Statement of Position No. 93-7, Colwell estimates and defers certain costs related to direct-response advertising of its products. These costs consist of materials, production, postage, and design costs required to produce catalogs for Colwell's direct mail businesses. Such costs are amortized over periods (generally less than 12 months) that correspond to the estimated revenue stream of the individual catalogs. Actual results could differ from the estimates noted above. The total amount charged to expense for the years ended December 31, 1995 and 1994 was $4,073,352 and $5,159,588,
      respectively.

      Current Liabilities Assumed - Pursuant to Section 1.03 of the Purchase Agreement, the Buyer has agreed to assume up to $1,500,000 of certain of Colwell's liabilities. These liabilities include accrued profit sharing and vacation for those who are employed by Colwell immediately preceding the closing date and who are hired by the Buyer and other current liabilities. The financial statements reflect a total of $1,500,000 of liabilities at December 31, 1995 and 1994, as the total division assumable liabilities are in excess of the $1,500,000 at those dates.

      Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  3.  LEASE COMMITMENTS

      Minimum future rental payments for leased equipment under noncancelable operating leases for the five years ending December 31, 2000 are approximately $130,000, $50,000, $22,000, $13,000, and $3,000. There are
      no lease commitments extending past the year 2000. Rental expense was $316,500 and $345,429 for 1995 and 1994, respectively.

  4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying value of accounts receivable and current liabilities assumed approximate fair value due to the short-term nature of these instruments.

  5.  RELATED-PARTY TRANSACTIONS

      Purchases of inventory from Deluxe Corporation divisions and affiliated companies were $2,554,000 and $2,327,000, respectively, for the years ended December 31, 1995 and 1994.

  6. INVENTORY

     The following is a breakdown of inventory, by category, as of December 31:

                                1995         1994

Raw materials                $2,329,220   $2,324,442
Semifinished goods               99,959       76,988
Finished goods                  327,809      538,764
LIFO reserve                   (646,401)    (486,300)
Reserve for obsolescence       (413,103)    (359,786)
                             ----------   ----------
                             $1,697,484   $2,094,108
                             ==========   ==========

  7.  BENEFIT PLANS

      Colwell participated in the Deluxe Corporation Pension Plan, a defined contribution pension plan that covers substantially all employees of Colwell. Colwell's allocated pension expense was $740,040 and $795,526 for the years ended December 31, 1995 and 1994, respectively.

      Colwell also participates in the Seller's profit sharing plan. Colwell was allocated $1,110,061 and $1,193,288 for the years ended December 31, 1995 and 1994, respectively, of its share of corporate contributions under these plans. Expenses were allocated to Colwell based on calculations for each Colwell employee participating in the plans.

  COLWELL
  (AN OPERATING DIVISION OF DELUXE CORPORATION)

  STATEMENT OF NET ASSETS ACQUIRED
  JUNE 30, 1996 AND 1995
  (UNAUDITED)
  ----------------------------------------------------------------------------------------
                                                                    1996           1995

  CURRENT ASSETS:
     Trade accounts receivable, less allowance for doubtful
       accounts of $126,000 in 1996 and 1995                   $  6,235,686    $ 6,123,699
     Inventory, net                                               1,532,069      1,959,617
     Deferred advertising                                           703,448        997,513
     Prepaid expenses and other current assets                       32,480         35,506
                                                               ------------    -----------
       Total current assets                                       8,503,683      9,116,335


  PROPERTY PLANT & EQUIPMENT:
     Land                                                           227,368        227,368
     Buildings and improvements                                   5,802,970      5,802,970
     Machinery and equipment                                     10,111,329     10,944,575
                                                               ------------    -----------
                                                                 16,141,667     16,974,913
     Less accumulated depreciation                              (10,942,343)   (10,727,625)
                                                               ------------    -----------
       Total property, plant, and equipment                       5,199,324      6,247,288


  INTANGIBLES, net                                                5,730,000      6,805,000
                                                               ------------    -----------
     Total assets                                                19,433,007     22,168,623


  CURRENT LIABILITIES - Assumed                                  (1,500,000)    (1,500,000)
                                                               ------------    -----------

  NET ASSETS ACQUIRED                                          $ 17,933,007     $20,668,623
                                                               ============     ===========





  See notes to financial statements.

  COLWELL
  (AN OPERATING DIVISION OF DELUXE CORPORATION)

  STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
  SIX MONTHS ENDED JUNE 30, 1996 AND 1995
  (UNAUDITED)
  ------------------------------------------------------------------------------

                                                 1996                1995

  NET SALES                                   $27,998,068        $27,167,155


  DIRECT OPERATING EXPENSES:
     Cost of sales                             14,299,852         14,526,650
     Selling, general and administrative       11,130,529         12,558,410
                                              -----------        -----------
       Total direct operating expenses         25,430,381         27,085,060
                                              -----------        -----------

  EXCESS OF REVENUES OVER DIRECT
   OPERATING EXPENSES                         $ 2,567,687        $    82,095
                                              ===========        ===========

  See notes to financial statements.

  COLWELL
  (AN OPERATING DIVISION OF DELUXE CORPORATION)

  NOTES TO FINANCIAL STATEMENTS
  SIX MONTHS ENDED JUNE 30, 1996 AND 1995
  ------------------------------------------------------------------------------



  1. In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the net assets acquired as of June 30, 1996, and the results of revenues and direct operating expenses for the six months ended June 30, 1996 and 1995. Such adjustments are of a normal recurring nature. The results of revenues and direct operating expenses for the six months ended June 30, 1996 and 1995, are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 1995 and 1994 included herein.

                           PATTERSON DENTAL COMPANY
             Pro Forma Condensed Consolidated Financial Statements


  The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by Patterson Dental Company (the "Company") of Colwell (an operating division of Deluxe Corporation) ("Colwell") using the purchase method of accounting, and are based on estimates and assumptions set forth below and in the notes to such statements, which include pro forma adjustments. These pro forma financial statements are based upon the historical financial statements of Patterson Dental Company, adjusted to give effect to the acquisition of Colwell on October 1, 1996.

  A pro forma consolidated balance sheet has not been presented herein as the acquisition is reflected in the October 26, 1996 Condensed Consolidated Balance Sheet of Patterson Dental Company. Such balance sheet reflects the application of purchase accounting adjustments to the historical balance sheet of Colwell. The aggregate purchase price of Colwell was $61.1 million allocated $6.1 million to accounts receivable, $2.3 million to inventory, $.6 million to prepaid assets, $9.7 million to property and equipment, $16.3 million to customer lists and trade names, $27.2 million to goodwill, and $1.1 million to accrued expenses. The pro forma Condensed Consolidated Statements of Income for the year ended April 27, 1996 and the six months ended October 26, 1996 give effect to the acquisition as if it had occurred at the beginning of the periods presented. Such statements are based on historical statements of revenues and direct operating expenses of Colwell for the year ended December 31, 1995 and five months ended September 30, 1996. The operating results of Colwell are included in the Company's financial statements from the date of acquisition, October 1, 1996.

  The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deemed appropriate; however, management does not expect the final purchase price allocation to materially differ from the above amounts. The unaudited pro forma consolidated financial information does not profess to represent the Company's results of operations had the above transaction, in fact, occurred on these dates, or to project the Company's combined results of operations for any date or period. The pro forma consolidated financial information should be read in conjunction with the Company's historical financial statements and notes thereto.

                            PATTERSON DENTAL COMPANY
              Pro Forma Condensed Consolidated Statement of Income
                       For the Year Ended April 27, 1996
                    (In Thousands, except per share amounts)
                                  (Unaudited)

                    Patterson
                       Dental                  Pro forma              Pro forma
                      Company  Colwell (a)   Adjustments           Consolidated
                     --------  -----------   -----------           ------------
Net Sales            $581,893      $56,079                             $637,972
Cost of Sales         376,507       29,547         ($440)     (b)       405,614
                     --------      -------       -------               --------
Gross Profit          205,386       26,532           440                232,358

Operating expenses    161,676       24,249         1,152      (c)       187,077
                     --------      -------       -------               --------

Operating income       43,710        2,283          (712)                45,281
Other
(expense)income         1,998           --        (3,668)     (d)        (1,670)
                     --------      -------       -------               --------
Income before
income taxes           45,708        2,283        (4,380)                43,611
Income taxes           16,961           --          (817)     (e)        16,144
                     --------      -------       -------               --------
Net income           $ 28,747      $ 2,283       ($3,563)              $ 27,467
                     ========      =======       =======               ========

Net income
available to
common
shareholders         $ 28,125      $ 2,283       ($3,563)              $ 26,845
                     ========      =======       =======               ========

Earnings per
common and
common equivalent       $1.31                                             $1.25
share



Weighted average
common and
common equivalent      21,539                                            21,539
shares outstanding

                                      15



                            PATTERSON DENTAL COMPANY
              Pro Forma Condensed Consolidated Statement of Income
                   For the Six Months Ended October 26, 1996
                    (In Thousands, except per share amounts)
                                  (Unaudited)

                       Patterson
                          Dental                 Pro forma          Pro forma
                         Company  Colwell (a)  Adjustments       Consolidated
                     -----------  -----------  -----------       ------------
Net Sales               $304,071      $23,765                        $327,836
Cost of Sales            196,782       11,531        ($265)  (b)      208,048
                        --------      -------      -------           --------
Gross Profit             107,289       12,234          265            119,788

Operating expenses        86,257        9,106         (241)  (c)       95,122
                        --------      -------      -------           --------

Operating income          21,032        3,128          506             24,666
Other
(expense)income            1,024           --       (1,552)  (d)         (528)
                        --------      -------      -------           --------
Income before
income taxes              22,056        3,128       (1,046)            24,138
Income taxes               7,993           --          812   (e)        8,805
                        --------      -------      -------           --------
Net income              $ 14,063      $ 3,128      ($1,858)          $ 15,333
                        ========      =======      =======           ========

Net income
available to
common shareholders     $ 14,063      $ 3,128      ($1,858)          $ 15,333
                        ========      =======      =======           ========

Earnings per
common and
common equivalent          $0.65                                        $0.71
share



Weighted average
common and
common equivalent         21,625                                       21,625
shares outstanding


                                      16


                            PATTERSON DENTAL COMPANY
         Notes to Pro Forma Condensed Consolidated Financial Statements
                                October 26, 1996
                                  (Unaudited)

  Pro Forma Adjustments
  ---------------------

  (a) The financial statements for Colwell present the net assets acquired and revenues and direct operating expenses of Colwell, an operating division of Deluxe Corporation, and are not intended to be a complete presentation of Colwell's financial position and results of operations.

  (b) Reflects the elimination of the employee benefit plans of Deluxe and replacement with Patterson's ESOP, bonus and incentive programs; and additional depreciation expense related to the fair value of assets acquired.

  (c) Reflects the elimination of the employee benefit plans of Deluxe and replacement with Patterson's ESOP, bonus and incentive programs; additional depreciation and amortization expense related to the fair value of assets acquired, identifiable intangible assets (e.g., customer lists) and incremental goodwill; and adjustments for costs previously allocated from Deluxe.

  (d)  Reflects additional interest expense and reduction in interest income.

  (e) Reflects additional income tax expense at the statutory rate based on the adjusted income of Colwell.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PATTERSON DENTAL COMPANY



  Dated: February 10, 1997       By : /s/   Ronald E. Ezerski
                                      -----------------------
                                      Ronald E. Ezerski
                                      Vice President and Treasurer
                                      (Principal Financial Officer and
                                       Principal Accounting Officer)

                                      18